Exhibit 99.1

Grocery Outlet Holding Corp. Announces First Quarter Fiscal 2024 Financial Results
Q1 fiscal 2024 net sales increased 7.4%
Q1 fiscal 2024 comparable store sales grew 3.9%, driven by a 7.0% increase in transactions
Company updates key guidance for fiscal 2024
Emeryville, CA – May 7, 2024 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced financial results for the first quarter of fiscal 2024 ended March 30, 2024.
Highlights for First Quarter Fiscal 2024 as compared to First Quarter Fiscal 2023:
•Net sales increased by 7.4% to $1.04 billion.
•Comparable store sales increased by 3.9%, driven by a 7.0% increase in the number of transactions, partially offset by a 2.9% decrease in average transaction size.
•The Company opened six new stores, ending the quarter with 474 stores in nine states.
•Gross margin decreased by 180 basis points to 29.3%. As previously disclosed, the Company experienced disruptions as a result of the implementation of new technology platforms in late August 2023. Such disruptions are estimated to have negatively impacted gross margin by 210 basis points in the first quarter.
•Selling, general and administrative expenses increased by 13.3% to $303.4 million, or 29.3% of net sales. This includes $12.4 million of commission support we elected to provide our operators in connection with our system upgrades.
•Net loss was $1.0 million, or $(0.01) per share.
•Adjusted EBITDA(1) decreased by 37.5% to $39.4 million, or 3.8% of net sales.
•Adjusted net income(1) decreased by 67.4% to $8.8 million, or $0.09 per adjusted diluted share(1).
"Our sales momentum remained strong during the first quarter as we continue to deliver unbeatable value with an exciting treasure hunt experience, driving continued growth in traffic and sales," said RJ Sheedy, President and CEO of Grocery Outlet. "Despite progress with our systems transition and ending the operator commission support program, as planned, we are disappointed that additional systems conversion issues resulted in a higher than expected adverse profit impact. Our long term growth potential remains intact and we look forward to returning to more normalized business results as we near the end of our systems transition."
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(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. Please note that our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the "Non-GAAP Financial Information" section of this release as well as the respective reconciliations of our non-GAAP financial measures below for additional information about these items.

Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $66.9 million at the end of the first quarter of fiscal 2024.
•Total debt was $291.0 million at the end of the first quarter of fiscal 2024, net of unamortized debt issuance costs.
•Net cash provided by operating activities during the first quarter of fiscal 2024 was $7.8 million.
•Capital expenditures for the first quarter of fiscal 2024, before the impact of tenant improvement allowances, were $49.3 million, and, net of tenant improvement allowances, were $46.5 million.
On April 1, 2024, we completed the acquisition of United Grocery Outlet ("UGO"), an extreme value, discount grocery retailer with 40 stores located in the Southeastern United States and a distribution center in Tennessee at the time of the acquisition. This acquisition expands Grocery Outlet’s store reach into the new states of Tennessee, North Carolina, Georgia, Alabama, Kentucky, and Virginia.
Outlook:
The Company is updating key guidance figures for fiscal 2024 as follows:

	Current	Previous
New store openings, net(2)	58 to 62	55 to 60
Net sales(3)	$4.30 billion to $4.35 billion	$4.30 billion to $4.35 billion
Comparable store sales increase	3.5% to 4.5%	3.0% to 4.0%
Gross margin	~30.5%	~31.3%
Adjusted EBITDA(1)(4)	$252 million to $260 million	$275 million to $283 million
Adjusted earnings per share — diluted(1)	$0.89 to $0.95	$1.14 to $1.20
Capital expenditures (net of tenant improvement allowances)(5)	~$175 million	~$170 million
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(2) Includes addition of 40 stores from acquisition of UGO.
(3) Includes $125 million for the second through fourth quarters of fiscal 2024 from acquisition of UGO.
(4) Includes $7 million for the second through fourth quarters of fiscal 2024 from acquisition of UGO.
(5) Includes $15 million for the second through fourth quarters of fiscal 2024 related to anticipated capital improvements for UGO locations. Amount does not include $62 million acquisition price.
The above-referenced full year guidance reflects the Company's estimates of the negative impact of systems implementation to second quarter gross margin of approximately 100 basis points.

Conference Call Information:
A conference call to discuss the first quarter fiscal 2024 financial results is scheduled for today, May 7, 2024 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9208 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (844) 512-2921 and entering access code 13744381. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), management and the Board of Directors use EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share as supplemental key metrics to assess the Company's financial performance. These non-GAAP financial measures are also frequently used by analysts, investors and other interested parties to evaluate us and other companies in our industry. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company's operating results. Management uses these non-GAAP measures to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. In addition, the Company uses adjusted EBITDA to supplement GAAP measures of performance to evaluate performance in connection with compensation decisions. Management believes that excluding items from operating income, net income (loss) and net income (loss) per diluted share that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude, enhances the comparability of the Company's results and provides additional information for analyzing trends in the business.
Management defines EBITDA as net income (loss) before net interest expense, income taxes and depreciation and amortization expenses. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation expense, loss on debt extinguishment and modification, asset impairment and gain or loss on disposition, acquisition costs and certain other expenses that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude. Adjusted net income represents net income (loss) adjusted for the previously mentioned adjusted EBITDA adjustments, further adjusted for costs related to amortization of purchase accounting assets and deferred financing costs, tax adjustment to normalize the effective tax rate, and tax effect of total adjustments. Basic adjusted earnings per share is calculated using adjusted net income, as defined above, and basic weighted average shares outstanding. Diluted adjusted earnings per share is calculated using adjusted net income, as defined above, and diluted weighted average shares outstanding.
These non-GAAP measures may not be comparable to similar measures reported by other companies and have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company addresses the limitations of the non-GAAP measures through the use of various GAAP measures. In the future the Company will incur expenses or charges such as those added back to calculate adjusted EBITDA or adjusted net income. The presentation of these non-GAAP measures should not be construed as an inference that future results will be unaffected by the adjustments used to derive such non-GAAP measures.
The Company has not reconciled the non-GAAP adjusted EBITDA and adjusted diluted earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, our acquisition and integration of United Grocery Outlet, business and market trends, macroeconomic and geopolitical conditions, and the sufficiency of our cash balances, working capital and cash generated from operating, investing, and financing activities for our future liquidity and capital resource needs may constitute forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "project," "seek," "will," and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including the following: failure of suppliers to consistently supply the Company with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; any significant disruption to the Company's distribution network, the operations of its distributions centers and timely receipt of inventory; inflation and other changes affecting the market prices of the products the Company sells; risks associated with newly opened stores; failure to open, relocate or remodel stores on schedule and on budget; costs and successful implementation of marketing, advertising and promotions; failure to maintain the Company's reputation and the value of its brand, including protecting intellectual property; inability to maintain sufficient levels of cash flow from operations; risks associated with leasing substantial amounts of space; failure to properly integrate any acquired businesses; natural or man-made disasters, climate change, power outages, major health epidemics, pandemic outbreaks, terrorist acts, global political events or other serious catastrophic events and the concentration of the Company's business operations; failure to participate effectively in the growing online retail marketplace; unexpected costs and negative effects if the Company incurs losses not covered by insurance; difficulties associated with labor relations and shortages; loss of key personnel or inability to attract, train and retain highly qualified personnel; failure to remediate material weakness in the Company's internal control over financial reporting; risks associated with economic conditions; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; risks associated with deploying the Company's own private label brands; inability to attract and retain qualified independent operators of the Company ("IOs"); failure of the IOs to successfully manage their business; failure of the IOs to repay notes outstanding to the Company; inability of the IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against the IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with the IOs; risks associated with actions the IOs could take that could harm the Company's business; material disruption to information technology systems, including risks associated with any continued impact from our systems transition; failure to maintain the security of information relating to personal information or payment card data of customers, employees and suppliers; risks associated with products the Company and its IOs sell; risks associated with laws and regulations generally applicable to retailers; legal or regulatory proceedings; the Company's substantial indebtedness could affect its ability to operate its business, react to changes in the economy or industry or pay debts and meet obligations; restrictive covenants in the Company's debt agreements may restrict its ability to pursue its business strategies, and failure to comply with any of these restrictions could result in acceleration of the Company's debt; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; and the other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the "SEC"). The Company's periodic filings are accessible on the SEC's website at www.sec.gov.
Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, and our expectations based on third-party information and projections are from sources that management believes to be reputable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this release or to conform these statements to actual results or revised expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 470 stores in California, Washington, Oregon, Pennsylvania, Idaho, Nevada, Maryland, New Jersey, Ohio and Delaware. Grocery Outlet also owns United Grocery Outlet, a closeout grocery retailer with 41 stores in Tennessee, North Carolina, Georgia, Alabama, Kentucky, and Virginia.
INVESTOR RELATIONS CONTACTS:
Christine Chen
(510) 877-3192
cchen@cfgo.com

John Rouleau
(203) 682-4810
John.Rouleau@icrinc.com
MEDIA CONTACT:
Alejandro Alvarez Correa
(510) 346-5532
aalvarezcorrea@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended
	March 30, 2024	April 1, 2023
Net sales	$1,036,944	$965,467
Cost of sales	732,999	664,924
Gross profit	303,945	300,543
Selling, general and administrative expenses	303,382	267,725
Operating income	563	32,818
Other expenses:
Interest expense, net	3,176	5,919
Loss on debt extinguishment and modification	—	5,340
Total other expenses	3,176	11,259
Income (loss) before income taxes	(2,613)	21,559
Income tax expense (benefit)	(1,588)	7,839
Net income (loss) and comprehensive income (loss)	$(1,025)	$13,720
Basic earnings (net loss) per share	$(0.01)	$0.14
Diluted earnings (net loss) per share	$(0.01)	$0.14
Weighted average shares outstanding:
Basic	99,520	97,920
Diluted	99,520	100,569

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 30, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$66,885	$114,987
Independent operator receivables and current portion of independent operator notes, net of allowance	13,347	14,943
Other accounts receivable, net of allowance	5,484	4,185
Merchandise inventories	362,730	349,993
Prepaid expenses and other current assets	29,954	32,443
Total current assets	478,400	516,551
Independent operator notes and receivables, net of allowance	28,236	28,134
Property and equipment, net	680,614	642,462
Operating lease right-of-use assets	949,065	945,710
Intangible assets, net	80,189	78,556
Goodwill	747,943	747,943
Other assets	10,084	10,230
Total assets	$2,974,531	$2,969,586
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$223,710	$209,354
Accrued and other current liabilities	63,064	66,655
Accrued compensation	11,389	24,749
Current portion of long-term debt	5,625	5,625
Current lease liabilities	63,932	63,774
Income and other taxes payable	14,340	13,808
Total current liabilities	382,060	383,965
Long-term debt, net	285,331	287,107
Deferred income tax liabilities, net	36,909	38,601
Long-term lease liabilities	1,043,715	1,038,307
Other long-term liabilities	1,943	2,267
Total liabilities	1,749,958	1,750,247
Stockholders' equity:
Common stock	100	99
Series A preferred stock	—	—
Additional paid-in capital	883,534	877,276
Retained earnings	340,939	341,964
Total stockholders' equity	1,224,573	1,219,339
Total liabilities and stockholders' equity	$2,974,531	$2,969,586

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	13 Weeks Ended
	March 30, 2024	April 1, 2023
Cash flows from operating activities:
Net income (loss)	$(1,025)	$13,720
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	20,955	18,309
Amortization of intangible and other assets	3,934	2,366
Amortization of debt issuance costs and debt discounts	228	401
Non-cash rent	922	1,144
Loss on debt extinguishment and modification	—	5,340
Share-based compensation	8,142	6,676
Provision for independent operator and other accounts receivable reserves	583	1,369
Deferred income taxes	(1,692)	6,130
Other	364	105
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	1,241	(2,008)
Merchandise inventories	(12,737)	17,922
Prepaid expenses and other assets	2,305	(397)
Income and other taxes payable	532	1,217
Trade accounts payable, accrued compensation and other liabilities	(17,432)	11,343
Operating lease liabilities	1,521	3,995
Net cash provided by operating activities	7,841	87,632
Cash flows from investing activities:
Advances to independent operators	(3,132)	(1,547)
Repayments of advances from independent operators	1,503	2,010
Purchases of property and equipment	(46,266)	(32,894)
Proceeds from sales of assets	—	20
Investments in intangible assets and licenses	(2,992)	(7,936)
Net cash used in investing activities	(50,887)	(40,347)
Cash flows from financing activities:
Proceeds from exercise of stock options	3,442	204
Proceeds from senior term loan due 2028	—	300,000
Proceeds from revolving credit facility	—	25,000
Principal payments on senior term loan due 2025	—	(385,000)
Principal payments on senior term loan due 2028	(1,875)	—
Principal payments on finance leases	(382)	(320)
Repurchase of common stock	(6,241)	(3,275)
Debt issuance costs paid	—	(4,507)
Net cash used in financing activities	(5,056)	(67,898)
Net decrease in cash and cash equivalents	(48,102)	(20,613)
Cash and cash equivalents at beginning of period	114,987	102,728
Cash and cash equivalents at end of period	$66,885	$82,115

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended
	March 30, 2024	April 1, 2023
Net income (loss)	$(1,025)	$13,720
Interest expense, net	3,176	5,919
Income tax expense (benefit)	(1,588)	7,839
Depreciation and amortization expenses	24,889	20,675
EBITDA	25,452	48,153
Share-based compensation expenses (1)	8,142	6,676
Loss on debt extinguishment and modification (2)	—	5,340
Asset impairment and gain or loss on disposition (3)	364	107
Acquisition costs (4)	2,649	—
Other (5)	2,788	2,802
Adjusted EBITDA	$39,395	$63,078

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended
	March 30, 2024	April 1, 2023
Net income (loss)	$(1,025)	$13,720
Share-based compensation expenses (1)	8,142	6,676
Loss on debt extinguishment and modification (2)	—	5,340
Asset impairment and gain or loss on disposition (3)	364	107
Acquisition costs (4)	2,649	—
Other (5)	2,788	2,802
Amortization of purchase accounting assets and deferred financing costs (6)	1,322	1,567
Tax adjustment to normalize effective tax rate (7)	(794)	1,592
Tax effect of total adjustments (8)	(4,637)	(4,780)
Adjusted net income	$8,809	$27,024

GAAP earnings (net loss) per share
Basic	$(0.01)	$0.14
Diluted	$(0.01)	$0.14
Adjusted earnings per share
Basic	$0.09	$0.28
Diluted	$0.09	$0.27
Weighted average shares outstanding
Basic	99,520	97,920
Diluted	99,520	100,569
Non-GAAP weighted average shares outstanding
Basic	99,520	97,920
Diluted (9)	101,136	100,569

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(1)Includes non-cash share-based compensation expense and cash dividends paid on vested share-based awards as a result of dividends declared in connection with a recapitalization that occurred in fiscal 2018.
(2)Represents the write-off of debt issuance costs and debt discounts as well as debt modification costs related to refinancing and/or repayment of our credit facilities.
(3)Represents asset impairment charges and gains or losses on dispositions of assets.
(4)Represents costs related to the acquisition of United Grocery Outlet, including due diligence, legal, and other consulting expenses.
(5)Represents other non-recurring, non-cash or non-operational items, such as technology upgrade implementation costs, certain personnel-related costs, costs related to employer payroll taxes associated with equity awards, store closing costs, legal settlements and other legal expenses, strategic project costs and miscellaneous costs.
(6)Represents the amortization of debt issuance costs as well as the incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(7)Represents adjustments to normalize the effective tax rate for the impact of unusual or infrequent tax items that we do not consider in our evaluation of ongoing performance, including excess tax expenses or benefits related to stock option exercises and vesting of restricted stock units and performance-based restricted stock units that are recorded in earnings as discrete items in the reporting period in which they occur.
(8)Represents the tax effect of the total adjustments. We calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items.
(9)To calculate diluted adjusted earnings per share, we adjusted the weighted-average shares outstanding for the dilutive effect of all potential shares of common stock.